UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 West Plumeria Drive
San Jose, CA 95134
(408) 570-9700

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of Material Definitive Agreements.

On March 31, 2005, the Agreement and Plan of Merger dated as of December 3, 2004 (the “Merger Agreement”) among Selectica, Inc., a Delaware corporation (“Selectica”), Indigo Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Selectica (“Merger Sub”), and I-many, Inc., a Delaware corporation (“I-many”), was terminated by I-many by written notice pursuant to the terms of the Merger Agreement. The termination followed the rejection of the Merger Agreement and the transactions contemplated in it by the stockholders of I-many at a special meeting of stockholders held earlier the same day. The terminated Merger Agreement provided for the merger (the “Merger”) of Merger Sub with and into I-many, with I-many being the surviving corporation of the Merger. Had the Merger been consummated, stockholders of I-many would have received $1.55 in cash per share of I-many Common Stock.

The Voting Agreements previously entered into by A. Leigh Powell and Robert G. Schwartz, I-many’s Chief Executive Officer and General Counsel, respectively (the “Stockholders”), and Selectica (the “Voting Agreements”) also terminated in accordance with their terms as a result of the termination of the Merger Agreement. Pursuant to the terminated Voting Agreements, the Stockholders agreed to, and granted Selectica an irrevocable proxy to, vote all of such Stockholders’ shares of I-many Common Stock and any other shares of I-many Common Stock of which the Stockholders were or became the record owner in favor of the Merger and against any other proposal or offer from a third party to acquire I-many.

In connection with the Merger Agreement, Selectica also previously entered into employment agreements (the “Employment Agreements”) with A. Leigh Powell, Terrence M. Nicholson and Leonard Rainow (the “I-many Executives”) which would become effective only upon the consummation of the Merger. As a result of the termination of the Merger Agreement, the Employment Agreements never came into effect. The terminated Employment Agreements obligated Selectica to offer the I-many Executives pre-designated executive roles at Selectica and set forth the proposed annual salary, annual bonus, integration bonus, and grant of options to purchase shares of Selectica Common Stock for each. Selectica no longer has any such obligations as a result of the termination of the Merger Agreement.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit 99.1	Press Release of Selectica, Inc. dated March 31, 2005, regarding termination of the Agreement and Plan of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 1, 2005	By:	/s/ Vincent Ostrosky
Vincent Ostrosky
Chairman, President and Chief Executive Officer

DATE: April 1, 2005	By:	/s/ Stephen Bennion
Stephen Bennion
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of Selectica, Inc. dated March 31, 2005, regarding termination of the Agreement and Plan of Merger.